UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2014

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (218) 634-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On April 1, 2014, the Board of Directors (the "Board") of ANI Pharmaceuticals, Inc. (the "Company"), accepting the recommendations of the Compensation Committee (the "Committee") of the Board, approved annual compensation arrangements for Company's executive officers for fiscal 2014.

The following table sets forth the 2014 salary, effective as of April 1, 2014, and 2014 target cash incentive bonus percentages for each of the Company's executive officers:

Executive Officer	2014 Base Salary	2014 Target Cash Bonus %

Arthur S. Przybyl
President and Chief Executive Officer	$497,000	60%

Charlotte C. Arnold
Vice President and Chief Financial Officer	$325,000	40%

Robert Schrepfer
Vice President, New Business Development and Contract Manufacturing	$265,000	40%

James G. Marken
Vice President, Operations	$265,000	30%

Robert J. Jamnick
Vice President, Quality and Product Development	$221,000	30%

Each executive officer is eligible to earn the percentage of the 2014 target cash incentive bonus noted in the table above based on the Company’s performance with respect to product development, revenues and EBITDA goals.

In addition, the Board, upon the recommendation of the Committee, approved the following grants of stock options and restricted stock to the executive officers:

Executive Officer	Stock Option Award	Restricted Stock Award

Arthur S. Przybyl	25,500	12,800

Charlotte C. Arnold	12,000	6,000

Robert Schrepfer	10,000	5,000

James G. Marken	6,500	3,300

Robert J. Jamnick	5,000	2,500

The stock options were granted under the Company's Third Amended and Restated 2008 Stock Incentive Plan (the "Plan"), with an exercise price of $33.00 per share, the closing price of the Company's common stock on April 1, 2014, the date of grant. The options vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date and are scheduled to expire on March 31, 2024. Upon a "change of control" as defined in the Plan, the options will become immediately exercisable in full. The Company's forms of Incentive Stock Option Agreement and Non-Statutory Stock Option Agreement are attached as exhibits 10.1 and 10.2.

The restricted stock was awarded to the executive officers subject to approval of the Company's Fourth Amended and Restated 2008 Stock Incentive Plan (the "Amended Plan") by the Company's stockholders at the Company's annual meeting of stockholders, currently scheduled for May 22, 2014.  Approval of the Amended Plan would, among other things, increase the number of shares of common stock available for issuance under the Plan, as amended, and remove the current limit on the number of shares that may be granted pursuant to so-called "full value" awards, including restricted stock awards. The Company will provide required disclosures, including the form of Restricted Stock Agreement for officers, when the restricted stock is actually granted, provided the Company's stockholders approve the Amended Plan at the Company's 2014 annual meeting.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	Form of Incentive Stock Option Agreement
10.2	Form of Non-Statutory Stock Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANI PHARMACEUTICALS, INC.

	By:	/s/ Charlotte C. Arnold
Charlotte C. Arnold
Vice President and Chief Financial Officer
Dated: April 4, 2014